EXHIBIT 99.1

E.SPIRE COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
YEAR TO DATE - DECEMBER 31, 2000
($'s IN THOUSANDS)

                                            Networks Placed         Networks Placed        Networks Placed        Networks Placed
                                              in Service              in Service              in Service             in Service
                                           Prior to 12/31/95          During 1996             During 1997            During 1998
                                           ------------------      ------------------      -----------------      -----------------

Property, Plant & Equipment                     $    179,966            $    162,049           $    185,475           $     68,824

Revenues                                        $     78,370            $     53,272           $     72,580           $     19,189

EBITDA                                          $     25,766            $     10,819           $     15,150           $     (7,838)

EBIT                                            $     23,527            $      8,883           $     12,739           $     (8,838)

Network Statistics (cumulative)
-------------------------------
   Access Lines Installed                             64,966                  53,134                 86,680                 28,734
   Fiber Miles                                        63,235                  47,375                 51,694                 34,602
   Route Miles                                           789                     501                    403                    158
   Buildings Connected                                 1,657                     917                  1,439                    579
   Voice Grade Equivalents                           762,907                 571,567                636,731                 86,628


                                            Networks Placed
                                               in Service
                                               During 1999
                                            ----------------

Property, Plant & Equipment                    $    117,849

Revenues                                       $      8,063

EBITDA                                         $    (11,581)

EBIT                                           $    (12,600)

Network Statistics (cumulative)
-------------------------------
   Access Lines Installed                            16,072
   Fiber Miles                                       17,777
   Route Miles                                          340
   Buildings Connected                                  104
   Voice Grade Equivalents                           83,314